                                                                               .
                                                                               .
                                                                               .

[ERNST & YOUNG COMPANY LOGO]         o ERNST & YOUNG LLP                       o Phone:403 290-4100

                                       CHARTERED ACCOUNTANTS                     Fax:  403 290-4265
                                       Ernst & Young Tower
                                       1000 440 2 Avenue SW
                                       Calgary AB Canada  T2P 5E9

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-120082) and the related prospectus of JMG Exploration, Inc. for the registration of 4,234,881 shares of common stock and to the inclusion therein of our report dated March 23, 2006 with respect to the consolidated financial statements of JMG Exploration, Inc., a development stage enterprise (the "Company) for the year ended December 31, 2005.



Calgary, Alberta                                     /s/ Ernst & Young LLP
September 14, 2006                                   Chartered Accountants